As filed with the Securities and Exchange Commission on June 30, 2017

Registration Statement No. 333-203694

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Unum Group
(Exact name of registrant as specified in its charter)

Delaware	62-1598430
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Fountain Square Chattanooga, Tennessee 37402
(Address, including zip code, of principal executive offices)

Unum Group 401(k) Retirement Plan
(Full title of the plan)

J. Paul Jullienne Vice President, Managing Counsel and Corporate Secretary Unum Group 1 Fountain Square Chattanooga, Tennessee 37402 (423) 294-1011
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large-accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
			Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 filed by Unum Group (the “Company”) on April 28, 2015 (File No. 333-203694) (the “Registration Statement”) is being filed for the purpose of deregistering all unissued shares of the Company’s Common Stock and plan interests that were originally registered for issuance under the Unum Group 401(k) Retirement Plan. The unissued shares and plan interests are hereby deregistered.

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-203694) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, on the 30th day of June, 2017.

UNUM GROUP

By	/s/ J. Paul Jullienne
J. Paul Jullienne Vice President, Managing Counsel and Corporate Secretary

Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-203694) on behalf of the Company in reliance on Rule 478 of the Securities Act of 1933.

The 401(k) Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or such other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to the Registration Statement (File No. 333-203694) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chattanooga, State of Tennessee, on the 30th day of June, 2017.

UNUM GROUP 401(k) RETIREMENT PLAN

By:	/s/ Rob Hecker
Rob Hecker Plan Administrator